SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                            FORM 8-K


                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  December  22, 1999

           __________________________________________


                            XCL LTD.
     (Exact Name of Registrant as Specified in Its Charter)


                            Delaware
         (State or other Jurisdiction of Incorporation)


     1-10669                                   51-0305643
(Commission File Number)                   (I.R.S. Employer
                                          Identification Number)


                   Petroleum Tower,  Suite 400
                 3639 Ambassador Caffery Parkway
                   Lafayette, Louisiana 70503
            (Address of Principal Executive Offices)


                          318-989-0449
      (Registrant's Telephone Number, Including Area Code)




Item 5.     Other Events.

     On December 22, 1999, the Company issued a press release announcing that its wholly owned subsidiary, XCL-Texas, Inc., has sold its remaining interest in the Berry R. Cox Field in south Texas. The sale was effective December 1, 1999. The purchase price was for the sum of $750,000, adjusted for closing costs, and included an assignment of an oil payment in the amount of $600,000, payable out of 50 percent of the net revenue interest held by the purchaser, and payable in full no later than December 31, 2000. The property sold is the subject of ongoing litigation, and the purchaser has assumed the defense of litigation and agreed to indemnify the Company from any liability resultant from that litigation. The Company expects to record a write-down of approximately $4.3 million on the property at December 31, 1999.

     The Company divested substantially all of its properties in the south Texas field throughout 1996.




                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        XCL LTD.

     December 22, 1999                         /s/ Lisha C. Falk
_________________________               By:_______________________________
             Date                       Name:     Lisha C. Falk
                                        Title:   Corporate Secretary